POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, William J. Grealis of the City of Cincinnati and State of Ohio, do hereby constitute and appoint James E. Rogers and J. Wayne Leonard, or either of them, my true and lawful attorney for me and in my name to sign my name as a director of The Cincinnati Gas & Electric Company and The Union Light, Heat and Power Company, to the Form 10-K Annual Report of each corporation for the fiscal year ended December 31, 1995, and to deliver said Form 10-K Annual Reports so signed for filing with the Securities and Exchange Commission in Washington, D.C.

I DO HEREBY RATIFY and confirm all that my said agents and attorneys, or either of them, shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal in the
City of              Cincinnati       and State of      Ohio
 on this   25th   day of January, 1996.




       William J. Grealis


STATE OF         Ohio           )
                                 )SS:
COUNTY OF     Hamilton     )

Before me,          Nancy L. Praechter         , a notary public
in and for the aforesaid County and State, personally appeared this day William J. Grealis, to me known, and known to me to be the same person whose name is signed to the foregoing instrument, and he acknowledged that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

WITNESS my hand and notarial seal this   25th  day of January,
1996.




                  Nancy L. Praechter         (SEAL)
Notary public

My commission expires:

            2/21/00

My county of residence:

           Hamilton

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Jackson H. Randolph, of the City of Cincinnati and State of Ohio, do hereby constitute and appoint James E. Rogers and J. Wayne Leonard, or either of them, my true and lawful attorney for me and in my name to sign my name as a director of Cinergy Corp., PSI Energy, Inc., The Cincinnati Gas & Electric Company, and The Union Light, Heat and Power Company, to the Form 10-K Annual Report of each corporation for the fiscal year ended December 31, 1995, and to deliver said Form 10-K Annual Reports so signed for filing with the Securities and Exchange Commission in Washington, D.C.

I DO HEREBY RATIFY and confirm all that my said agents and attorneys, or either of them, shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal in the
City of                    Cincinnati       and State of     Ohio
    on this   22nd   day of January, 1996.




          Jackson H. Randolph


STATE OF      Ohio                 )
                                 )SS:
COUNTY OF  Hamilton           )

Before me,            Steven A. Niederbaumer      , a notary
public in and for the aforesaid County and State, personally appeared this day Jackson H. Randolph, to me known, and known to me to be the same person whose name is signed to the foregoing instrument, and he acknowledged that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

WITNESS my hand and notarial seal this    22nd  day of January,
1996.




             Steven A. Niederbaumer      (SEAL)
Notary public

My commission expires:

        10/26/99

My county of residence:

        Hamilton